PRO FINANCIAL HOLDINGS, INC

2007 EMPLOYEE STOCK OPTION PLAN

1. PURPOSE

The purpose of Pro Financial Holdings, Inc.’s (“ProFinancial” or the “Company”) 2007 Employee Stock Option Plan (“Plan”) is to advance the interests of the Company and its shareholders by providing key employees of the Company and its wholly owned subsidiary ProBank, upon whose judgment, initiative and efforts the successful conduct of the business of the Company largely depends, with an additional incentive to perform in a superior manner and to attract people of experience and ability to serve as key employees in the future.

2. DEFINITIONS

(a)	“Board of Directors” means the Board of Directors of the Company.

(b)
“Affiliate” means (i) a member of a controlled group of corporations of which the Company is a member or (ii) an unincorporated trade or business which is under common control with the Company as determined in accordance with Section 414(c) of the Internal Revenue Code 1986, as amended (“Code”)and the regulations issued thereunder. For purposes hereof, a “controlled group of corporations” shall mean a controlled group of corporations as defined in Section 1563(a) of the Code determined without regard to Sections 1563(a)(4) and (e)(3)(C).

(c)	Award” means an Award of Non-Statutory Stock Options or Incentive Stock Options granted under the provisions of the Plan.

(d)	“Committee” means the Compensation Committee of the Board of Directors.

(e)	“Plan Year or Years” means a calendar year or years commencing on or after January 1, 2007.

(f)	“Date of Grant” means the actual date on which an Award is granted by the Committee.

(g)	“Common Stock” means the common stock of the Company, par value, $5.00 per share.

(h)
“Fair Market Value” means, when used in connection with the Common Stock on a certain date, the reported closing price of the Common Stock as reported by the National Association of Securities Dealers Automated Quotation System (as published by the Wall Street Journal, if published) on the day prior to such date or if the Common Stock was not traded on such date, on the next preceding day on which the Common Stock was traded thereon. If the Common Stock is not traded on a national market reported by the National Association of Securities Dealers Automated Quotation System, the Fair Market Value means the average of the closing bid and ask sale prices on the last previous date on which a sale is reported in an over-the-counter transaction. In the absence of an arms length transaction during such 90 days, Fair Market Value means the book value of the common stock or the adjusted price per share at which the Company last sold common stock to its shareholders multiplied by the quotient obtained when the book value at the end of the last quarter preceding the grant is divided by the book value after the closing of the offering, whichever is higher.

(i)
“Disability” means the permanent and total inability by reason of mental or physical infirmity, or both, of an employee to perform the work customarily assigned to him. Additionally, a medical doctor selected or approved by the Board of Directors must advise the Committee that it is either not possible to determine when such Disability will terminate or that it appears probable that such Disability will be permanent during the remainder of said participant’s lifetime.

(j)
“Termination for Cause” means the termination upon an intentional failure to perform stated duties, breach of a fiduciary duty involving personal dishonesty, which results in material loss to the Company or willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order issued to the Company.

(k)	“Participant” means an employee of the Company chosen by the Committee to participate in the Plan.

(l)
“Change in Control” of the Company means: (i) the acquisition by any person (as such term is used in Sections 13[d] and 14[d] of the Exchange Act in effect on the date first written above), directly or indirectly, or acting through one or more other persons, of ownership, control or the power to vote 25% or more of any class of the then outstanding voting securities of the Company; or (ii) ) the acquisition by any person of the ability to control in any manner the election of the directors of the Company.

(m)	“Normal Retirement” means retirement at the normal or early retirement date as set forth in any tax qualified plan of the Company.

(n)	“Vest” means the right to exercise an option in whole or in part during some specified period of time.

3. ADMINISTRATION

The Plan shall be administered by the Compensation Committee of the Board of Directors. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make whatever determinations and interpretations in connection with the Plan it deems as necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all Participants in the Plan and on their legal representatives and beneficiaries.

4. TYPES OF AWARDS

Awards under the Plan may be granted in any one or a combination of the following, as defined below in Sections 7 through 9 of the Plan:

(a) Incentive Stock Options; and

(b)  Non-Statutory Stock Options

5. STOCK SUBJECT TO THE PLAN

Subject to adjustment as provided in Section 13 herein, the maximum number of shares reserved for issuance under the Plan is _____,000. To the extent that options granted under the Plan are exercised, the shares covered will be unavailable for future grants under the Plan; to the extent that options granted under the Plan terminate, expire or are canceled without having been exercised, new Awards may be made with respect to these shares.

6. ELIGIBILITY

Officers and other employees of the Company shall be eligible to receive Incentive Stock Options or Non-Statutory Stock Options under the Plan. Directors who are not employees or officers of the Company shall not be eligible to receive Awards under the Plan.

7. NON-STATUTORY STOCK OPTIONS

The Committee may, from time to time, grant Non-Statutory Stock Options to eligible employees. Non-Statutory Stock Options granted under this Plan are subject to the following terms and conditions:

(a)
Price. The purchase price per share of Common Stock deliverable upon the exercise of each Non-Statutory Stock Option shall not be less than 100% of the Fair Market Value of the Common Stock on the date the option is granted or $10.00 per share whichever is higher. Shares may be purchased only upon full payment of the purchase price. Payment of the purchase price may be made in cash or by check.

(b)
Terms of Options. The term during which each Non-Statutory Stock Option may vest shall be determined by the Committee, but in no event shall a Non-Statutory Stock Option be exercisable in whole or in part more than 10 years from the Date of Grant. Further, no more than one-third of the shares granted under any option shall vest in any year.

The Committee shall determine the date on which each Non-Statutory Stock Option shall become exercisable in installments. The shares comprising each installment may be purchased in whole or in part at any time after such installment becomes purchasable. The Committee, in its sole discretion, or the Participant if so provided in his written agreement executed pursuant to Section 11, may accelerate the time at which any Non-Statutory Stock Option may be exercised in whole or in part. Notwithstanding the above, in the event of a Change in Control of the Company, all Non-Statutory Stock Options shall become immediately exercisable and consistent with the time period for exercise provided in Section 7.1(c).

(c)
Termination of Employment. Upon the termination of an employee’s service for any reason other than disability, death or Termination for Cause, his Non-Statutory Stock Options shall be exercisable only as to those shares which were immediately purchasable by him at the date of termination but only for a period of three months following termination, provided that in no event shall the period extend beyond the expiration of the Non-Statutory Stock Option term. In the event of Termination for Cause, all rights of the terminated employee under his Non-Statutory Stock Options shall expire upon termination. Upon termination of an employee’s service due to normal retirement, all Incentive Stock Options held by such employee, whether or not exercisable at such time, shall be exercisable for a period of three (3) months following the date of his normal retirement. In the event of the death or disability of any employee, all Non-Statutory Stock Options held by the employee, whether or not exercisable at such time, shall be exercisable by the employee or his legal representatives or beneficiaries for one year following the date of his death or cessation of employment due to disability, provided that in no event shall the period extend beyond the expiration of the Non-Statutory Stock Option term.

8. INCENTIVE STOCK OPTIONS

The Committee may, from time to time, grant Incentive Stock Options to eligible employees. Incentive Stock Options granted pursuant to the Plan shall be subject to the following terms and conditions:

(a)
Price. The purchase price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock on the date the Incentive Stock Option is granted or $10.00 per share whichever is higher. However, if an employee owns stock equal to more than 10% of the total combined voting power of all classes of Common Stock of the Company (or, under Section 424(d) of the Code, is deemed to own Common Stock representing more than 10% of the total combined voting power of all such classes of Common Stock), the purchase price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Common Stock on the date the Incentive Stock Option is granted. Shares may be purchased only upon payment of the full purchase price. Payment of the purchase price may be made in cash or by check.

(b)
Amounts of Options. Incentive Stock Options may be granted to any eligible employee in such amounts as determined by the Committee; provided that the amount granted is consistent with the terms of Section 422 of the Code. In the case of an option intended to qualify as an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time the option is granted) of the Common Stock with respect to which Incentive Stock Options granted are exercisable for the first time by the Participant during any calendar year (under all plans of the Participant’s employer corporation and its parent and subsidiary corporations) shall not exceed $100,000. The provisions of this Section 8.1(b) shall be construed and applied in accordance with Section 422(d) of the Code and the regulations, if any, promulgated thereunder.

(c)
Term of Options. The term during which each Incentive Stock Option may vest shall be determined by the Committee, but in no event shall an Incentive Stock Option be exercisable in whole or in part more than 10 years from the Date of Grant. Further, no more than one-third of the shares granted under any option shall vest in any year. If any employee, at the time an Incentive Stock Option is granted to him, owns Common Stock representing more than 10% of the total combined voting power of the Company (or, under Section 424(d) of the Code, is deemed to own Common Stock representing more than 10% of the total combined voting power of all such classes of Common Stock, by reason of the ownership of such classes of Common Stock, directly or indirectly, by or for any brother, sister, spouse, ancestor or lineal descendent of such employee, or by or for any corporation or partnership, estate or trust of which such employee is a shareholder, partner or beneficiary), the Incentive Stock Option granted to him shall not be exercisable after the expiration of ten years from the Date of Grant. No Incentive Stock Option granted under this Plan is transferable except by will or the laws of descent and distribution and is exercisable in his lifetime only by the employee to which it is granted.

The Committee shall determine the date on which each Incentive Stock Option shall become exercisable and may provide that an Incentive Stock Option shall become exercisable in installments. The shares comprising each installment may be purchased in whole or in part any time after such installment becomes purchasable; provided, however, that, in the case of an Incentive Stock Option intended to qualify for the tax treatment available pursuant to Section 422 of the Code upon exercise, such acceleration must be consistent with the terms of Section 422 of the Code. Notwithstanding the above in the event of a Change in Control of the Company all Incentive Stock Options shall become immediately exercisable consistent with the time period for exercise provided in Section 8.1(d).

(d)
Termination of Employment. Upon the termination of an employee’s service for any reason other than disability, death or Termination for Cause, his Incentive Stock Options shall be exercisable only as to those shares which were immediately purchasable by him at the date of termination, but only for: (i) a period of three months following termination in the case of an Incentive Stock Option intended to qualify for the tax treatment available pursuant to Section 422 of the Code upon exercise, and (ii) a period of one year following termination in the case of an Incentive Stock Option not intended to be eligible for the tax treatment available pursuant to Section 422 of the Code upon exercise. In the event of Termination for Cause, all rights of the terminated employee under his Incentive Stock Options shall expire upon termination. Upon termination of an employee’s service due to normal retirement, all Incentive Stock Options held by such employee, whether or not exercisable at such time, shall be exercisable for a period of three (3) months following the date of his normal retirement. In no event shall the period extend beyond the expiration of the Incentive Stock Option term. In the event of death or disability of any employee, all Incentive Stock Option held by such employee, whether or not exercisable at such time, shall be exercisable by the employee or his legal representatives or beneficiaries for one year following the date of his death or cessation of employment due to disability. In no event shall the period extend beyond the expiration of the Incentive Stock Option term.

9. RIGHTS OF AN OPTION HOLDER: NONTRANSFERABILITY

An optionee shall have no rights as a shareholder with respect to any shares covered by a Non-Statutory and/or Incentive Stock Option until the date of issuance of a stock certificate for such shares. Nothing in this Plan or in any Award granted confers on any person any right to continue in the employ of the Company or to continue to perform services for the Company or interferes in any way with the right of the Company to terminate his services as an officer or other employee at any time.

No Award under the Plan shall be transferable by the optionee other than by will or the laws of descent and distribution and may only be exercised during his lifetime by the optionee, or by a guardian or legal representative. No such transfer of the Award by the Participant by will, or the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and such other evidence as the Committee administering the Plan may deem necessary or desirable to establish the validity of the transfer. The Award shall not be pledged, hypothecated, sold, assigned, transferred or otherwise encumbered or disposed of except as provided herein. Any purported pledge, hypothecation, sale, assignment, transfer or other encumbrance or disposition of the Award contrary to the provisions hereof shall be null and void and without effect. The levy of any execution, attachment, or similar process upon the Award shall be null and void and without effect.

10. CALL PROVISION

In the event the capital of the Company or its wholly owned subsidiaries falls below minimum requirements, as determined by its primary state or federal regulator, then the Board of Directors may call any or all of the options granted and outstanding under this Plan. Such call shall be in writing (“Notice”) and shall provide that the option holder shall have 45 days to exercise the option or forfeit all rights thereunder. Any options called but not exercised shall expire 45 days from the date of such Notice and rights thereunder shall terminate.

11. AGREEMENT WITH GRANTEES

Each Award of options will be evidenced by a written agreement, executed by the Participant and the Company which describes the conditions for receiving the Awards including the date of Award, the purchase price if any, applicable periods, and any other terms and conditions as may be required by the Board of Directors or applicable securities law.

12. DESIGNATION OF BENEFICIARY

A Participant may, with the consent of the Committee, designate a person or persons to receive, in the event of death, any stock option Award to which he would then be entitled. Such designation will be made upon forms supplied by and delivered to the Company and may be revoked in writing. If a Participant fails effectively to designate a beneficiary, then his estate will be deemed to be the beneficiary.

13. DILUTION AND OTHER ADJUSTMENTS

In the event of any change in the outstanding shares of Common Stock of the Company by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, the Committee will make such adjustments to previously granted Awards, to prevent dilution or enlargement of the rights of the Participant, including any or all of the following:

(a)	adjustments in the aggregate number or kind of shares of Common Stock which may be awarded under the Plan;

(b)	adjustments in the aggregate number or kind of shares of Common Stock covered by Awards already made under the Plan; or

(c)	adjustments in the purchase price of outstanding Incentive and/or Non-Statutory Stock Options.

No such adjustments may, however, materially change the value of benefits available to a Participant under a previously granted Award.

14. WITHHOLDING

There will be deducted from each distribution of cash and/or Common Stock under the Plan the amount of tax required to be withheld by any governmental authority, if any.

15. AMENDMENT OF THE PLAN

The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect; provided however, that if necessary to continue to qualify the Plan under the Securities and Exchange Commission Rule 16(b)3, shareholder approval would be required for any such modification or amendments which:

(a) increases the maximum number of shares for which options may be granted under   the Plan (subject, however, to the provisions of Section 13 hereof);

(b) reduces the exercise price at which Awards may be granted;

(c) extends the period during which options may be granted or exercised beyond the   times originally prescribed; or

(d)  changes the persons eligible to participate in the Plan.

Failure to ratify or approve amendments or modifications to Subsections (a) through (d) of this Section by shareholders shall be effective only as to the specific amendment or modification requiring such ratification. Other provisions, sections, and subsections of this Plan will remain in full force and effect.

No such termination, modification or amendment may affect the rights of a Participant under an outstanding Award.

16.EFFECTIVE DATE OF PLAN

The Plan shall be adopted by the Board of Directors and shall become effective upon such date of adoption, or other date as determined by the Board. Following the Effective Date of the Plan, the Plan shall be submitted to shareholders for approval. If the Plan shall not be approved by shareholders the Plan and any Awards granted thereunder shall be null and void.

17. TERMINATION OF THE PLAN

The right to grant Awards under the Plan will terminate upon the earlier of ten (10) years after the Effective Date of the Plan or the issuance of Common Stock or the exercise of options or related rights equaling the maximum number of shares reserved under the Plan as set forth in Section 5. The Board of Directors has the right to suspend or terminate the Plan at any time, provided that no such action will, without the consent of a Participant, adversely affect his rights under a previously granted Award.

18. APPLICABLE LAW

The Plan will be administered in accordance with the laws of the State of Florida.

Adopted this ______ day of __________________, 2007 by the Company’s Board of Directors.

Chairman

Adopted this ______ day of __________________, 2007 by the Company’s Shareholders.

B. Bryan Robinson, President